JOTAN, INC.
                          1996 LONG-TERM INCENTIVE PLAN


                               ARTICLE I. GENERAL

        I.1.   Purpose of the Plan

        The purpose of the Long-Term Incentive Plan (the "Plan") of Jotan, Inc. (the "Company") is to provide an incentive, in the form of a proprietary shareholder interest in the Company, to employees of the Company and/or its subsidiaries, to increase their interest in the Company's welfare, and to assist the Company and its subsidiaries in attracting and retaining employees.

        I.2.   Administration of the Plan

        The Plan shall be administered by the Compensation Committee or its successor (the "Committee") of the Board of Directors of the Company (the "Board") which shall consist solely of two or more directors meeting the definition of disinterested person under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") who are also outside directors within the meaning of Proposed Treasury Regulation Section 1.162-27(e)(3) promulgated under the Internal Revenue Code of 1986, as amended.

        The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan: (a) to determine individuals to whom and the time or times at which options or restricted stock shall be granted and exercised and the number of shares and exercise price, if any, of the common stock, $.01 par value, of the Company ("Common Stock"), covered by each option or grant of restricted stock; (b) to determine the terms of the option or restricted stock agreements, which need not be identical, including, without limitation, terms covering vesting, exercise dates, if any, and exercise prices, if any; (c) to decide all questions of fact arising in the application of the Plan; and (d) to administer and interpret the Plan in all respects. Except as provided herein, all determinations made by the Committee shall be final and conclusive.

        The Committee shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company, to designate the eligible employees, if any, to be granted awards under the Plan and the type and amount of such awards and the time when awards will be granted. No such designation by the Committee shall be effective as a grant of an award under the Plan until approved by the Board; provided, however, that the Board may empower the Committee to grant such awards without approval by the Board. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

        I.3.   Eligible Participants

        Employees of the Company and the Company's subsidiaries shall be eligible to participate in the Plan (any employee receiving an award under this Plan is hereinafter referred to as a "Participant"). The terms "subsidiary" or "subsidiaries" shall mean any corporation now existing or hereafter organized or acquired (other than the Company) in an unbroken chain of corporations beginning with the Company, if, at the time of option grant, each of the corporations (including the Company) other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        I.4. Grants Under the Plan

        Grants under the Plan may be in the form of incentive stock options (as described in Article II) ("Incentive Stock Options"), executive stock options (as described in Article III) ("Executive Stock Options") and/or restricted stock (as described in Article IV) ("Restricted Stock"), or any combination thereof.

        I.5. Other Compensation Programs

        The adoption of the Plan contemplates the continuation of any existing incentive compensation plan(s) of the Company and in no way limits or is limited by the operation, administration or amendment of any such plan(s). The existence and terms of the Plan shall not limit the authority of the Board in compensating employees of the Company in such other forms and amounts as it may determine from time to time.

        I.6. Limitations on Grants

        The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of options, which may be granted or issued under the terms of the Plan, may not exceed [740,000] shares, and such shares hereby are reserved for such purpose. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised or vested or without payment having been made in respect of the entire grant, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

        Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

        I.7. Definitions

        The following definitions shall apply to the Plan:

        (a) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (b) "Disability" shall have the meaning provided in the Company's applicable disability plan or applicable employment agreement with a Participant or, in the absence of such a definition, when a Participant becomes totally disabled (as determined by a physician mutually acceptable to the Participant and the Company) before attaining his or her 65th birthday and if such total disability continues for more than three months. Disability does not include any condition which is intentionally self-inflicted or caused by illegal acts of the Participant.

        (c) "Fair Market Value" means the closing bid price of the shares of Common Stock on such date on the principal national securities exchange or automated quotation system of a registered securities association on which such shares of Common Stock are listed or admitted to trading. If the shares of Common Stock on such date are not listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith on such basis as it deems reasonable and appropriate and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

        (d) "Retirement" shall have the meaning provided in the Company's applicable retirement plan or, in the absence of such a definition, the first day of the month following the month in which the Participant attains his or her 65th birthday.

        (e) "Termination" shall mean, unless otherwise limited herein, when a Participant ceases being an employee of the Company or any subsidiary for any reason, including, without limitation, Retirement, discharge, layoff or any other voluntary or involuntary termination of a Participant's employment. Transfer of employment within the Company or among the Company and any subsidiaries shall not be deemed a Termination.

                       ARTICLE II. INCENTIVE STOCK OPTIONS

        II.1.     Terms and Conditions

        Subject to the following provisions of this Article II, all Incentive Stock Options shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine.

        II.2.     Qualified Stock Options

        Incentive Stock Options shall, at the time of grant, be in such form and upon such terms and conditions as may be required in order that such options will constitute incentive stock options within the meaning of
   Section 422 of the Code. To the extent that the Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (pursuant to the Plan and all other plans of the Company) exceeds $100,000, such options shall be treated as Executive Stock Options.

        II.3.     Option Price

        Subject to Section 2.9, the option price per share shall be at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted.

        II.4.  Term of Option

        Any Incentive Stock Option granted under the Plan may be exercised no later than ten (10) years from the date of grant or such shorter period of time as designated by the Committee at the time of grant. Subject to Sections 2.7, 2.8 and 5.13 hereof and the stock option agreement governing the grant of the Incentive Stock Options under the Plan, which may contemplate vesting of exercise rights, options may be exercised in whole or in one or more parts throughout such term. All rights to exercise an Incentive Stock Option shall expire at the end of the designated term.

        II.5.     Payment

        Payment for shares for which an Incentive Stock Option is exercised shall be made in full to the Corporation in such manner and at such time or times as shall be provided by the Committee at the time of grant in either (i) cash or its equivalent or (ii) by tendering shares of previously acquired Common Stock having a Fair Market Value equal to the exercise price or (iii) by a combination of (i) and (ii). The proceeds from such payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes.

        II.6.     Exercise of Option

        Subject to Section 5.13, Incentive Stock Options shall be exercisable in whole or in part after completion of such periods of service or achievement of such conditions as the Committee shall specify in an incentive stock option agreement when Granting the options; provided, however, that in the absence of any Committee specification to the contrary, and subject to Sections 2.7 and 2.8, twenty-five percent (25%) of the shares subject to the Incentive Stock Option shall have been earned and the Incentive Stock Option shall become exercisable with respect to such shares on each of the first four annual anniversaries of the date of grant of the Incentive Stock Option. In no event, however, and notwithstanding Sections 2.7 and 2.8, shall an Incentive Stock Option be exercised after the expiration of ten (10) years from the date of grant.

        II.7.     Termination of Employment

        A Participant's Incentive Stock Options shall expire three months after the Termination of the Participant's employment for any reason other than death, Disability or Retirement and shall be limited to the shares of Common Stock which could have been purchased by the Participant at the date of Termination of employment.

        II.8. Termination of Employment by Reason of Death, Disability or Retirement

        Upon the Termination of a Participant's employment by reason of death. Disability or Retirement, Incentive Stock Options held at the termination date by such Participant shall be exercisable, irrespective of whether the options were fully exercisable in accordance with Section 2.6 on that date. The Participant's Incentive Stock Options shall expire unless exercised within one year from the date of such Termination.

        In the case of Termination of a Participant's employment by reason of early retirement within the meaning of the Company's applicable retirement plan, Incentive Stock Options which may be exercised shall be limited to the shares which could have been purchased by the Participant at the date of such early retirement, except that the Committee, in its discretion, may waive the vesting requirements of Section 2.6. The Participant's Incentive Stock Options shall expire unless exercised within one year from the date of such Termination.

        The Committee may, at any time on or before the termination of the exercise period of the Participant's Incentive Stock Options, extend the exercise period if the Participant's employment is terminated for a reason specified in this Section 2.8. If so extended, the term of the exercise period shall expire on the date specified by the Committee, which date shall be no later than the date which is sixty (60) months following the date of the Participant's Termination of employment. If such extension adversely affects the Participant's federal income tax treatment of the Incentive Stock Option at the time of extension or exercise, the extension shall only be made with the consent of the Participant. In no event may the term of an Incentive Stock Option, including extensions, exceed the term set forth in Section 2.4.

        II.9.     Special Rule for 10 Percent Shareholders

        If, at the time an Incentive Stock Option is granted, a Participant owns Common Stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, then the terms of the Incentive Stock Option shall specify that the option price shall at the time of grant be at least one hundred-ten percent (110%) of the Fair Market Value of the stock subject to the option and such option shall not be exercisable after the expiration of five (5) years from the date such option is granted.

        II.10.  Notice of Exercise

        When exercisable pursuant to the terms of the governing incentive stock option agreement, Incentive Stock Options granted under the Plan shall be exercised by the Participant (or by other authorized persons in accordance with Section 5.9) as to all or part of the shares subject to the option by delivering written notice of exercise to the Company at its principal executive office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased,
   (b) indicating the method of payment of the exercise price or including a check payable to the Company in an amount equal to the full exercise price of the number of shares being purchased, and (c) containing such further provisions consistent with the provisions of the Plan, as the Company may from time to time prescribe.

        II.11.   Notice of Disposition

        If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of a share or shares of Common Stock issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such share or shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof in writing at the Company's principal executive office.

                      ARTICLE III. EXECUTIVE STOCK OPTIONS

        III.1.    Types of Options

        Executive Stock Options granted under the Plan shall, at the time of grant, provide that they will not be treated as an incentive stock option within the meaning of Section 422 of the Code.

        III.2.  Terms and Conditions of Options

        Subject to the following provisions, all Executive Stock Options granted under the Plan shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine, provided such terms and conditions are clearly designated at the time of grant.

        III.3.    Exercise Price

        The exercise price per share shall be at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date such Executive Stock Option is granted.

        III.4.    Term of Options

        Any Executive Stock Option granted under the Plan may be exercised no later than ten (10) years from the date of grant or such shorter period of time as designated by the Committee at the time of grant. Subject to Sections 3.7, 3.8 and 5.13 hereof and the stock option agreement governing the grant of the Executive Stock Options under the Plan, which may contemplate vesting of exercise rights, options may be exercised in whole or in one or more parts throughout such term. All rights to exercise an Executive Stock Option shall expire at the end of the designated term.

        III.5.    Payment

        Payment for shares for which an Executive Stock Option is exercised shall be made in full to the Corporation in such manner and at such time or times as shall be provided by the Committee at the time of grant in either (i) cash or its equivalent or (ii) by tendering shares of previously acquired Common Stock having a Fair Market Value equal to the exercise price or (iii) by a combination of (i) and (ii). The proceeds from such payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes.

        III.6.    Exercise of Options

        Subject to Section 5.13, Executive Stock Options shall be exercisable in whole or in part after completion of such periods of service or achievement of such conditions as the Committee shall specify in an executive stock option agreement when granting the options; provided, however, that in the absence of a Committee specification to the contrary and subject to Sections 3.7 and 3.8, twenty-five percent (25%) of the shares subject to the Executive Stock Option shall have been earned and the Executive Stock Option shall become exercisable with respect to such shares on each of the first four annual anniversaries of the date of grant of the Executive Stock Option. In no event, however, and notwithstanding Sections 3.7 and 3.8, shall an Executive Stock Option be exercised after the expiration of ten (10) years from the date of grant.

        III.7.    Termination of Employment

        A Participant's Executive Stock Options shall expire three months after the Termination of the Participant's employment for any reason other than death, Disability or Retirement and shall be limited to the shares of Common Stock which could have been purchased by the Participant at the date of Termination of employment.

        III.8. Termination of Employment by Reason of Death, Disability or Retirement

        Upon the Termination of a Participant's employment by reason of death, Disability or Retirement, Executive Stock Options held at the termination date by such Participant shall be exercisable, irrespective of whether the options were fully exercisable in accordance with Section 3.6 on that date. The Participant's Executive Stock Options shall expire unless exercised within one year from the date of such Termination.

        In the case of Termination of a Participant's employment by reason of early retirement within the meaning of the Company's applicable retirement plan, Executive Stock Options which may be exercised shall be limited to the shares which could have been purchased by the Participant at the date of such early retirement, except that the Committee, in its discretion, may waive the vesting requirements of Section 3.6. The Participant's Executive Stock Options shall expire unless exercised within one year from the date of such Termination.

        The Committee may, at any time on or before the termination of the exercise period of the Participant's Executive Stock Options, extend the exercise period if the Participant's employment is terminated for a reason specified in this Section 3.8. If so extended, the term of the exercise period shall expire on the date specified by the Committee, which date shall be no later than the date which is sixty (60) months following the date of the Participant's Termination of employment. If such extension adversely affects the Participant's federal income tax treatment of the Executive Stock Option at the time of extension or exercise, the extension shall only be made with the consent of the Participant. In no event may the term of an Executive Stock Option, including extensions, exceed the term set forth in Section 3.4.

        III.9.    Notice of Exercise

        When exercisable pursuant to the terms of the governing executive stock option agreement, Executive Stock Options granted under the Plan shall be exercised by the Participant (or by other authorized persons in accordance with Section 5.9) as to all or part of the shares subject to the option by delivering written notice of exercise to the Company at its principal executive office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased,
   (b) indicating the method of payment of the exercise price or including a check payable to the Company in an amount equal to the full exercise price of the number of shares being purchased, (c) including a Tax Election, if applicable, in accordance with Section 5.8, and (d) containing such further provisions consistent with the provisions of the Plan, as the Company may from time to time prescribe.

        III.10.  Limitation of Exercise Periods

        The Committee may limit the time periods within which an Executive Stock Option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

                          ARTICLE IV. RESTRICTED STOCK

        IV.1.  Terms and Conditions of Awards

        The Committee may grant shares of stock subject to the restrictions described in Section 4.2 under a restricted stock agreement, with or without payment by the Participant for such Restricted Stock, as specified by the Committee at the time of grant. Such agreement shall specify the number of shares granted and the conditions and terms of the grant. Restricted Stock, with restrictions noted on the face of the certificates, shall be issued in the name of the Participant granted the Restricted Stock and deposited with a trust administered by the Committee (and subject to the claims of the Company's creditors) during the restriction period unless the Participant makes an election under Section 83(b) of the Code with respect to such Restricted Stock.

        IV.2.  Restrictions

        Until the restrictions have lapsed in accordance with Section 4.3, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The Committee may impose such other restrictions on any shares of restricted stock as required by law including, without limitation, restrictions under applicable federal or state securities laws, and may place legends on the certificates representing such Restricted Stock to provide appropriate notice of such restrictions.

        IV.3.  Period of Restriction

        Subject to Section 5.13, the restrictions set forth in Section 4.2 shall lapse and such shares shall be freely transferable upon completion of such periods of service or achievement of such conditions as the Committee shall specify in an individual Restricted Stock Agreement between the Company and the Participant when granting the shares of Restricted Stock.

        IV.4.  Termination of Employment

        If a Participant's employment is terminated prior to the lapsing of the restrictions in accordance with Section 4.3 as a result of death, Retirement or Disability, restrictions on the shares of Restricted Stock granted to the Participant shall immediately lapse on the date of such death, Disability or Retirement. If any Participant's employment is terminated prior to the lapsing of restrictions in accordance with Section
   4.3 for any reason other than death, Disability or Retirement, the shares of Restricted Stock granted to such Participant shall be forfeited and shall revert to the Company.

        IV.5.  Rights as Shareholder

        Prior to the lapsing of restrictions in accordance with Section 4.3, Participants holding shares of Restricted Stock shall not have dividend rights and voting rights with respect to such Restricted Stock.

                          ARTICLE V. GENERAL PROVISIONS

        V.1.  General Restrictions

        Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

        V.2.  Adjustments for Certain Corporate Events

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board shall make such adjustments as the Committee may recommend, and as the Board in its discretion may deem appropriate, in the number and kind of shares authorized by the Plan, in the number, exercise price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

        V.3.  Amendments

        The Board may discontinue the Plan at any time and may amend it from time to time, but no amendment, without approval by shareholders, may (a) increase the total number of shares which may be issued under the Plan, except as provided in Section 5.2 hereof, (b) materially modify the eligibility requirements for Participants, (c) materially increase the benefits accruing to Participants, or (d) cause the Plan to no longer comply with Rule 16b-3 of the Exchange Act or any other federal or state statutory or regulatory requirement.

        V.4.  Grants Evidenced by Agreements

        Each grant under the Plan shall be evidenced by an individual Incentive Stock Option Agreement, Executive Stock Option Agreement or Restricted Stock Agreement, as applicable, which shall be executed by the Company and each Participant. The agreement shall contain such terms and provisions, not inconsistent with the terms of the Plan, as shall be determined by the Committee, including, as applicable: (a) the number of shares a Participant may acquire pursuant to the option granted and the exercise price per share or the number of shares of Restricted Stock granted, as applicable; (b) any conditions affecting the exercise of the option; (d) the procedure for exercising the option granted; (d) a clear designation of whether the exercise of the option granted thereby is subject to vesting; (e) a clear designation of the period of restriction and conditions for vesting of Restricted Stock; (f) representations and warranties of Participant regarding the acquisition of shares for investment purposes; and (g) such provisions as the Committee, upon advice of counsel to the Company, shall deem necessary or appropriate to comply with the requirements of applicable laws. In the event there shall be any discrepancy or inconsistency between the terms of the Plan and any term or provision contained in such an agreement, the terms of the Plan, as interpreted by the Committee, shall govern.

        V.5.  Modification, Substitution or Cancellation of Grants

        Subject to the terms of the Plan, the Committee may modify outstanding grants under the Plan or accept the surrender of outstanding grants and make new grants in substitution for them. Notwithstanding the foregoing, no modification of any grant shall adversely alter or impair any rights or obligations of the Participant without the Participant's consent.

        V.6.  Shares Subject to the Plan

        Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired, in open market, in private transactions or otherwise, by the Company for use in the Plan, as shall be determined from time to time by the Committee.

        V.7.  Rights of a Shareholder

        Participants under the Plan shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

        V.8. Withholding

        The Company shall have the right to deduct from any distribution of Common Stock to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any grant under the Plan. If a Participant is to experience a taxable event in connection with the receipt of cash or shares of Common Stock pursuant to an option exercise (a "Taxable Event"), the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Participant may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Common Stock then issuable to the Participant having an aggregate Fair Market Value on the day immediately preceding the date of such issuance equal to the Withholding Taxes, provided that in respect of a Participant who may be subject to liability under Section 16(b) of the Exchange Act either: (i) in the case of a Taxable Event involving a stock option or the grant of restricted stock,
   (A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; (ii) in the case of the exercise of an option (A) the Participant makes the Tax Election at least six (6) months after the date the option was granted,
   (B) the option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (the "Window Period") and (C) the Tax Election is made during the Window Period in which the option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period; or (iii) in the case of a Taxable Event relating to the payment of an award, (A) the Participant makes the Tax Election at least six (6) months after the date of grant and (B) the Tax Election is made (1) in the case of a Taxable Event occurring within a Window Period, during the Window Period in which the Taxable Event occurs or (2) in the case of a Taxable Event not occurring within a Window Period, dining the Window Period immediately preceding the Taxable Event. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 5.8 as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

        V.9.  Nonassignability

        Except as expressly provided in the Plan, no grant shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant, by the guardian or legal representative of such Participant or pursuant to a QDRO.

        V.10.  Nonuniform Determinations

        Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Plan, whether or not such persons are similarly situated.

        V.11.  No Guarantee of Employment

        Neither grants under the Plan nor any action taken pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain the Participant for any period of time or at any particular rate of compensation.

        V.12.  Effective Date; Duration

        The Plan shall become effective as of January 1, 1996, subject to approval by the shareholders of the Company. No grant may be given under the Plan after December 31, 2005, but grants theretofore granted may extend beyond such date.

        V.13.  Change in Control

        Notwithstanding anything herein to the contrary if a Change in Control of the Company occurs, then all Incentive Stock Options and Executive Stock Options shall become fully exercisable and all restrictions on grants of Restricted Stock shall lapse as of the date such Change in Control occurred. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events:

        (a) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who was the beneficial owner of 25% or more of the Common Stock as of the effective date of the Plan, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then- outstanding securities;

        (b) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

        (c) upon the approval by the Company's shareholders of (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then outstanding shares of Common Stock), (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) a plan of liquidation or dissolution of the Company; or

        (d) if the Board or any designated committee determines in its sole discretion that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who exercised a controlling influence as of the effective date of the Plan, directly or indirectly exercises a controlling influence over the management or policies of the Company.

        V.14. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

                                   JOTAN, INC.
                        EXECUTIVE STOCK OPTION AGREEMENT


        THIS AGREEMENT is effective as of the ____ day of _______________ between Jotan, Inc. (the "Company"), and _______________ an employee of the Company or one of its subsidiaries ("Optionee").

                                   WITNESSETH

        1.   Grant of Executive Stock Option. Pursuant to the provisions of
   Article III of the Jotan, Inc. 1996 Long-Term Incentive Plan (the "Plan"), the Company hereby grants to Optionee, subject to the terms and conditions of the Plan (the terms of which are hereby incorporated by reference), the right and option (the "Executive Stock Option") to purchase from the Company ______ shares of common stock of the Company (the "Common Stock"), subject to the terms and conditions herein set forth and exercisable as hereinafter provided. This Executive Stock Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2. Terms and Conditions. The Executive Stock Option evidenced hereby is subject to the following terms and conditions:

        (a)  Price. The purchase price per share is $__________.

        (b) Expiration Date. The Executive Stock Option shall expire years after the date hereof, or on _______________________.

        (c) Exercise of Option. This Executive Stock Option may be exercised, to the extent exercisable by its terms, in whole, or from time to time in part, in accordance with the exercise schedule set forth below (the "Exercise Schedule") and prior to its expiration. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the Executive Stock Option is being exercised. The Exercise Schedule shall be as follows:

        Full Years                               Cumulative Percentage
        Elapsed Since                             of the Shares Which
        Date of Grant                               May Be Exercised

             1                                            25%
             2                                            50%
             3                                            75%
             4                                            100%

        (d) Payment of Purchase Price Upon Exercise. At the time of any exercise, the fall purchase price of the shares of Common Stock as to which this Executive Stock Option shall be exercised shall be paid to the Company in the form of cash, Common Stock at fair market value, or any combination thereof; provided, however, that the Company, by resolution of its Board communicated in writing to Optionee, may require from time to time that Optionee pay for shares acquired pursuant to the exercise of this Executive Stock Option first in the form of shares of Common Stock acquired through any previous exercise of Executive Stock Options (as defined in the Plan) under the Plan. For the purposes of this paragraph, "fair market value" of the Common Stock shall have the meaning assigned thereto in the Plan.

        (e)  Exercise Upon Death, Disability or Termination of Employment.

             (1) Death While Employed. If Optionee shall die while an employee of the Company or of a subsidiary of the Company, this Executive Stock Option may be fully exercised by the person or persons to whom Optionee's rights under this Executive Stock Option shall pass by will or by applicable law, or if no such person has such right, by Optionee's executors or administrators, at any time, or from time to time, within one year from the date of Optionee's death.

             (2) Disability or Normal Retirement. If Optionee's employment with the Company or with a subsidiary of the Company shall terminate because of Disability (as defined in the Plan) or because of Retirement (as defined in the Plan), Optionee may fully exercise this Executive Stock Option at any time, or from time to time, within one year from the date of termination of employment.

             (3) Early Retirement. If Optionee's employment with the Company or with a subsidiary of the Company shall terminate because of early retirement within the meaning of the Company's applicable retirement plan, Optionee may fully exercise this Executive Stock Option at any time, or from time to time, within one year from the date of termination of employment, provided, however, that such exercise shall be limited in the aggregate to the number of shares which Optionee was entitled to purchase on the date of such early retirement.

             (4) Other Termination. If Optionee's employment with the Company or with a subsidiary of the Company shall terminate for any reason other than death, Disability or Retirement as specified in clauses (1),
   (2), or (3) of this subparagraph (e), Optionee may exercise this Executive Stock Option, to the extent that Optionee is entitled to do so at the date of termination of employment, at any time, or from time to time, within three months from the date of termination of employment.

             (5) Death After Termination of Employment. If Optionee shall die following a termination of employment, this Executive Stock Option may be exercised, by the person or persons to whom Optionee's rights under this Executive Stock Option shall pass by will or by applicable law, or if no such person has such right by Optionee's executors or administrators, to the extent and during the period that Optionee was entitled to do so.

             (6) Expiration. In no event shall Optionee or, on Optionee's death, Optionee's successors exercise this Executive Stock Option after the expiration date specified in subparagraph (b) of this Section 2.

        (f) Nontransferability. This Executive Stock Option shall not be assignable or transferable other than by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of Optionee, this Executive Stock Option shall be exercisable only by Optionee or by the guardian or legal representative of Optionee or pursuant to a QDRO.

        (g) Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spinoff or sale of assets, or of any other change in or affecting the corporate structure or capitalization of the Company, then in any such event the number and kind of shares subject to this Executive Stock Option and the purchase price per share shall be appropriately adjusted pursuant to Section 5.2 of the Plan consistent with such change in such manner as the Committee appointed pursuant to Section 1.2 of the Plan (the "Committee") may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder. Any adjustment so made shall be final and binding upon Optionee.

        (h) No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to any shares subject to this Executive Stock Option prior to the date of issuance of a certificate or certificates for such shares.

        (i) No Right to Continued Employment. This Executive Stock Option shall not confer upon Optionee any right with respect to continuance of employment by the Company or any subsidiary of the Company, nor shall it interfere in any way with the right of the employer to terminate Optionee's employment.

        (j) Compliance With Law and Regulations. The Company shall not be required to issue or deliver any certificates for shares prior to (1) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (2) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

        (k) Income Tax Withholding. The parties hereto recognize that the Company may be obligated to withhold federal, state or local income taxes and social security taxes in connection with the exercise of the Executive Stock Option or in connection with the disposition of any shares of Common Stock acquired by exercise of this Executive Stock Option. Optionee agrees that the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to Optionee, and also agrees that upon demand Optionee will promptly pay to the Company having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or by certified check payable to the order of the Company.

        3. Investment Representation. The Committee may require Optionee to furnish to the Company, prior to the issuance of any shares upon the exercise of all or any part of this Executive Stock Option, an agreement (in such form as such Committee may specify) in which Optionee represents that the shares of Common Stock acquired upon exercise are being acquired for investment and not with a view to the sale or distribution thereof and that any transfers of such shares will be made only in compliance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

        4. Optionee Bound by Plan. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. In the event any of the terms of this Agreement are deemed to conflict with any of the terms of the Plan, the terms of the Plan shall prevail.

        5. Acceleration. Notwithstanding anything herein to the contrary, if a Change in Control of the Company, as defined in the Plan, occurs, the date on which this Executive Stock Option may be exercised shall automatically, and without further action by the Committee, be accelerated to the date of such Change in Control.

        6. Notices. Any notice hereunder to the Company shall be addressed to it at its office, 118 W. Adams Street, Jacksonville, Florida 32201,
   Attention: _______________ and any notice hereunder to Optionee shall be addressed to him or her at subject to the right of either party to designate at any time hereafter, in writing, some other address.

        7. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.


        8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has executed this Agreement to be effective as of the day and year first above written.

                                      JOTAN, NC.

                                      By:___________________________________

                                      Its:__________________________________


                                      Optionee

                               AMENDMENT NO. 1

                                     TO

                                 JOTAN, INC.

                       1996 LONG-TERM INCENTIVE PLAN


      The Jotan, Inc. 1996 Long-Term Incentive Plan approved by the share-holders of Jotan, Inc. at their 1996 Annual Meeting (the "Plan") is hereby amended as follows:

      1. The first sentence of Section I.6 of the Plan is amended to read as follows:

          The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of options, which may be granted or issued under the terms of the Plan, may not exceed 2,000,000 shares, and such shares hereby are reserved for such purpose.

      2. Section I.6 of the Plan is amended further by adding the following paragraph:

             No Participant shall, in any calendar year, be granted Incentive Stock Options and Executive Stock Options to purchase more than 300,000 Shares. Executive Stock Options and Executive Stock Options granted to the Participant and canceled during the same calendar year shall be counted against such maximum number of shares of the Company's Common Stock. In the event that the number of Incentive Stock Options and Executive Stock Options which may be granted is adjusted as provided in the Plan, the above limit shall automatically be adjusted in the same ratio.

      3.  All other provisions of the Plan remain in full force and effect.

      This Amendment was approved by the shareholders of Jotan, Inc. at their 1997 Annual Meeting.